Exhibit 21
             TEXTRON INC. - Significant Subsidiaries
                         (as of 3/10/98)

   Set forth below are the names of certain subsidiaries of Textron
Inc.   Other subsidiaries, which considered in the aggregate,  do not constitute a significant subsidiary, are omitted from such list.

Name                                                  Place of Incorporation
Avco Corporation                                            Delaware
  ARS Two Inc.                                              Delaware
  Avco Community Developers, Inc.                           California
  Textron Pacific Limited                                   Australia
  Textron Systems Corporation                               Delaware
     Turbine Engine Components Textron Inc.                 Delaware
Avco  Financial Services, Inc. (refer to Schedule 1 hereto  Delaware for a list of the principal subsidiaries of AFS)
Avdel Cherry Textron Inc.                                   New York
Bell Helicopter Services Inc.                               Delaware
  Bell Helicopter Asia (Pte) Ltd.                           Singapore
Bell Helicopter Textron Inc.                                Delaware
Brazaco-Mapri Industrias Metalurgica S.A.                   Brazil
Burkland Textron Inc.                                       Michigan
Cadillac Gage Textron Inc.                                  Michigan
The Cessna Aircraft Company                                 Kansas
Cone Drive Operations Inc.                                  Delaware
Elco Textron Inc.                                           Delaware
Fuel Systems Textron Inc.                                   Delaware
Greenlee Textron Inc.                                       Delaware
HR Textron Inc.                                             Delaware
MAAG Pump Systems Textron Inc.                              North Carolina
McCord Corporation                                          Michigan
   Textron Automotive Functional Components Inc. - McCord Massachusetts Winn Division
  Textron Automotive Interiors Inc.                         Delaware
     Textron Automotive Overseas Investment Inc.            Delaware
       Textron Automotive B.V.                              Netherlands
Micromatic Operations Inc.                                  Delaware
Micro-Precision Operations Inc.                             Delaware
Textron Atlantic Inc.                                       Delaware
  Avdel plc                                                 United Kingdom
  Bell Helicopter Supply Center B.V.                        Netherlands
  Camcar Textron (Malaysia) Sdn. Bhd.                       Malaysia
  Jacobsen E-Z-GO Textron A.G.                              Switzerland
  Jacobsen E-Z-GO Textron A/S                               Denmark
  Jacobsen E-Z-GO Textron B.V.                              Netherlands
  Jacobsen E-Z-GO Textron S.A.                              France
  Jacobsen E-Z-GO Textron S.R.L.                            Italy
  Kautex Iberica S.A.                                       Spain
     Kautex do Brasil Ltda.                                 Brazil
     Kautex Argentina S.A.                                  Argentina
     Kautex Portugal, Produtos Plasticos Ldas.              Portugal
  Kautex Textron Benelux N.V.                               Belgium
  Kautex Textron Bohemia spol. s.r.o.                       Czech Republic
  Klauke Handels GmbH                                       Austria
  MAAG Pump Systems A.G.                                    Switzerland
     MAAG Pump Systems PTE Ltd.                             Singapore
  Textron Acquisition Limited                               United Kingdom
      Ransomes PLC (refer to Schedule 2 hereto for a list  United Kingdom of the subsidiaries of Ransomes)
     Textron Golf & Turf PLC                                United Kingdom
  Textron Atlantic France Inc.                              Delaware
  Textron Atlantic Holding GmbH                             Germany
     Gustav Klauke GmbH                                     Germany
       Gustav Klauke France S.A.R.L.                        France
     Jacobsen E-Z-GO Textron GmbH Rasenpflegesysteme        Germany
     Kautex Textron Verwaltungs GmbH                        Germany
       Kautex Textron GmbH & Co. KG                         Germany
     Maag Pump Systems GmbH                                 Germany
     Textron Verbindungstechnik Beteiligungs GmbH           Germany
       Textron Verbindungstechnik GmbH & Co. OHG            Germany
  Textron France Inc.                                       Delaware
     Textron France S.N.C.  (1)                             France
       Textron France S.A.                                  France
          Textron Industries S.A.S.                         France
  Textron Industrial SpA (2)                                Italy
  Textron Limited                                           United Kingdom
     Kautex Textron Ltd.                                    United Kingdom
     Textron Automotive Company Limited                     United Kingdom
Textron Automotive Company Inc.                             Delaware
  Kaywood Products Corporation                              Michigan
Textron Automotive Exteriors Inc.                           Delaware
Textron FSC Inc.                                            Barbados
Textron Financial Corporation                               Delaware
  Cessna Finance Corporation                                Kansas
Textron Holdings Inc.                                       Delaware
Textron International Inc.                                  Delaware
Textron Logistics Company Inc.                              Delaware
Textron Properties Inc.                                     Delaware
  Textron Canada Limited (3)                                Canada
     Bell Helicopter Canada International Inc.              Canada
     Kautex Corporation                                     Ontario
Textron Realty Corporation                                  Delaware
Textron Realty Operations (Wheatfield) Inc.                 Delaware
Textron S.A. de C.V.                                        Mexico
  Kautex Textron de Mexico, S.A. de C.V.                    Mexico
     Kautex Textron Management Services Company de Puebla,  Mexico
     S.A. de C.V.
  Textron Automotive Company de Mexico, S.A. de C.V.        Mexico
      Textron Automotive Management Services Company de     Mexico
      Mexico, S.A. de C.V.
Turbine Engine Components Textron (Cleveland Operations)    Delaware
Inc.
Turbine Engine Components Textron (Newington Operations)    Connecticut
Inc.
Turbine Engine Components Textron (Santa Fe Springs         California
Operations) Inc.
Wolverine Metal Specialties Inc.                            Michigan
Xact Textron Inc.                                           Delaware

(1) 85% of the capital stock is held by Textron France Inc. and the remaining 15% by Textron Atlantic France Inc.
(2) 85% of the capital stock is held by Textron Atlantic Inc. and the remaining 15% by Textron International Inc.
(3) 64.5% of the capital stock is held by Textron Properties Inc. and the remaining 35.5% by Textron Inc.


                           Schedule 1


Set forth below are the principal subsidiaries of Avco Financial
Services, Inc.:

Name                                                 Place of Incorporation
AFS Corporation (1)                                     Delaware
Avco DC Corporation  (2)                                Delaware
Avco Enterprises, Inc.  (1)                             California
Avco Financial Services Canada Limited  (3)             Ontario
Avco Financial Services International, Inc. (4)         Nebraska
Avco Financial Services Ltd.  (5)                       Australian Capital
                                                        Territory
Avco Financial Services Limited  (1)                    New Zealand
Avco Group Limited  (2)                                 United Kingdom
Avco National Bank   (6)                                California
Balboa Insurance Company (7)                            California
Balboa Life Insurance Company (1)                       California
Family Insurance Corporation  (1)                       Wisconsin
Meritplan Insurance Company   (8)                       California
Newport Insurance Company   (8)                         California



______________________________
(1)  Owned by Avco Financial Services, Inc.
(2)  Owned by Avco Financial Services International, Inc.
(3)  Owned by AFS Corporation and Avco DC Corporation
(4)  Owned  by  Avco  Financial  Services,  Inc.  and  Balboa  Life
     Insurance Company
(5)  Owned by Avco Australia Pty. Ltd.
(6)  Owned by Avco Enterprises, Inc.
(7) Owned by Avco Financial Services International, Inc. and Balboa Life Insurance Company
(8)  Owned by Balboa Insurance Company

                           Schedule 2


Set forth below are the subsidiaries of Ransomes PLC:

Name                                                 Place of Incorporation
Ransomes PLC                                            United Kingdom
  Dorman Sprayers Limited                               United Kingdom
  Laser Lawnmowers Limited                              United Kingdom
  Livesey Nu-Dale Limited                               United Kingdom
  Ransomes Consumer Limited                             United Kingdom
     BTS Green SRL (in liquidation)                     Italy
     GD Mountfield SA                                   Luxembourg
  Ransomes Investment Corporation                       United Kingdom
     Ransomes American Corporation                      United States
       Cushman Inc.                                     United States
       Ransomes Inc.                                    United States
       Steiner Turf Equipment                           United States
  Ransomes No. 1 Limited                                United Kingdom
  Ransomes Overseas Services Limited                    United Kingdom
     Granja SA                                          France
       Granja Motoculture                               France
     KK Ransomes                                        Japan
     Ransomes SA                                        France
     Ransomes GmbH                                      Germany
  Ransomes Park Limited                                 United Kingdom
     The Havens Management Limited                      United Kingdom
  Ransomes Property Developments Limited                United Kingdom
  Ransomes Sims & Jefferies Limited                     United Kingdom
  Ransomes Executive Pension Trustee Co. Limited        United Kingdom
  Ransomes Pensions Trustee Company Limited             United Kingdom
  Ransomes Works Pension Trustee Company Limited        United Kingdom
  Supreme Mowing Limited                                United Kingdom
  Westwood Engineering Limited                          United Kingdom
     CD Mountfield Limited                              United Kingdom